     As filed with the Securities and Exchange Commission on December 17, 1998
                                               Registration No. 333___________
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ---------------------

                               USWEB CORPORATION
            (Exact name of registrant as specified in its charter)

             DELAWARE                                   870551650
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)               Identification Number)

                        2880 LAKESIDE DRIVE, SUITE 300
                        SANTA CLARA, CALIFORNIA 95054
                                (408) 987-3200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                CKS GROUP, INC. 1995 SERIES B COMMON STOCK PLAN
                        CKS GROUP, INC. 1995 STOCK PLAN
                   CKS GROUP, INC. 1995 DIRECTOR OPTION PLAN
                 CKS GROUP, INC. 1996 SUPPLEMENTAL STOCK PLAN
               CKS GROUP, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                   SITESPECIFIC, INC. 1996 STOCK OPTION PLAN
                                 SHAW AGREEMENT
                                  IKONIC PLAN
                                GRAY PEAK PLAN
                           (Full title of the plans)
                               ------------------

                                ROBERT W. SHAW
                            CHIEF EXECUTIVE OFFICER
                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                         SANTA CLARA, CALIFORNIA 95054
                                (408) 987-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                    Copy to:

                               MARK BONHAM, ESQ.
                              KEVIN GALLIGAN, ESQ.
                                ANN CRADY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

===============================================================================

                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                        PROPOSED          PROPOSED
                                                                        MAXIMUM            MAXIMUM
                                                         AMOUNT         OFFERING          AGGREGATE        AMOUNT OF
                TITLE OF SECURITIES                      TO BE      PRICE PER SHARE       OFFERING       REGISTRATION
                  TO BE REGISTERED                     REGISTERED    ($) (1) (2)(3)    PRICE($) (2)(3)    FEE ($) (4)
---------------------------------------------------------------------------------------------------------------------

Common Stock to be issued under the CKS Group, Inc.       231,824             2.7035       626,736                175
1995 Series B Common Stock Plan
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the CKS Group, Inc.     3,199,976            10.3319    33,061,832              9,192
1995 Stock Plan
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the CKS Group, Inc.       112,500            19.0644     2,144,745                597
1995 Director Option Plan
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the CKS Group, Inc.     1,219,774             9.7827    11,932,683              3,318
1996 Supplemental Stock Plan
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the CKS Group, Inc.       400,813             9.4563     3,790,208              1,054
1997 Employee Stock Purchase Plan
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the SiteSpecific,           1,827             2.2726         4,152                  2
Inc. 1996 Stock Option Plan
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the Shaw Agreement      1,200,000              10.00    12,000,000              3,336
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the Ikonic Plan            59,003              15.20       896,846                250
---------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under the Gray Peak Plan        424,031             5.1497     2,183,632                607
---------------------------------------------------------------------------------------------------------------------
      Total                                             6,849,748                       66,640,832           $ 18,531
=====================================================================================================================

(1) Estimated in accordance with Rule 457(h) of Regulation C solely for the purpose of calculating the registration fee.
(2) The proposed maximum aggregate offering price is computed based upon the exercise price of each outstanding option under the CKS Group, Inc. 1995 Series B Common Stock Plan (the "1995 Series B Plan"), the CKS Group, Inc. 1995 Stock Plan (the "1995 Stock Plan"), the CKS Group, Inc. 1995 Director Option Plan (the "Director Plan"), the CKS Group, Inc. 1996 Supplemental Stock Plan (the "Supplemental Stock Plan"), the SiteSpecific, Inc. 1996 Stock Option Plan (the "SiteSpecific Plan"), the Shaw Agreement (the "Shaw Agreement"), the Ikonic Plan (the "Ikonic Plan"), and the Gray Peak Plan (the "Gray Peak Plan"). The weighted average exercise price of the shares subject to outstanding options under the plans or agreements registered on this Form S-8 are as follows: the 1995 Series B Plan is $2.7035 per share, the 1995 Stock Plan is $10.3319 per share, the 1995 Director Option Plan is $19.0644 per share, the 1996 Supplemental Stock Plan is $9.7827 per share, the SiteSpecific, Inc. 1996 Stock Option Plan is $2.2726 per share, the Shaw Agreement is $10.00 per share, the Ikonic Plan is $15.20 per share, and the Gray Peak Plan is $5.1497 per share.
(3) The per share price for the CKS Group 1997 Employee Stock Purchase Plan (the "1997 ESPP"), $9.4563, is 85% of the closing price on October 1, 1998, pursuant to the terms of the 1997 ESPP.
(4) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which requires that the fee be calculated by multiplying the maximum aggregate offering price amount by 0.000278.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by USWeb Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report, as amended, on Form 10-K/A for the year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to the Exchange Act.

     (c) The Company's Current Report on Form 8-K filed pursuant to the Exchange Act on March 13, 1998.

     (d) The Company's Quarterly Report, as amended on Form 10Q/A for the quarter ended June 30, 1998, filed pursuant to the Exchange Act.

     (e) The Company's Quarterly Reports, as amended on Form 10Q/A for the quarters ended September 30, 1998, filed pursuant to the Exchange Act.

     (f) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on September 30, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.
           -------------------------

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

  The Company's Certificate of Incorporation provides that no director shall be liable for monetary damages for breach of fiduciary duty as a director, to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company's Bylaws require indemnification of directors and officers and gives the Company the power to indemnify each of its employees and agents, to the maximum extent and in the manner permitted by Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any person who is or was an officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

  The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.      EXHIBITS.
             --------

  Exhibit
  Number     Description
  ------     -----------

   4.1       CKS Group, Inc. 1995 Series B Common Stock Plan.

   4.2       CKS Group, Inc. 1995 Stock Plan.

   4.3       CKS Group, Inc. 1995 Director Option Plan.

   4.4       CKS Group, Inc. 1996 Supplemental Stock Plan.

   4.5       CKS Group, Inc. 1997 Employee Stock Purchase Plan.

   4.6       SiteSpecific, Inc. 1996 Stock Option Plan.

   5.1       Opinion of Counsel as to legality of securities being registered.

  23.1       Consent of Independent Accountants.

  23.2       Consent of Counsel (contained in Exhibit 5.1).

  24.1       Power of Attorney (see page II-4).

-------------------------------------

ITEM 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 17th day of December 1998.


                       USWEB CORPORATION

                       By: /s/ Carolyn V. Aver
                           --------------------------------------------
                           Carolyn V. Aver
                           Executive Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Robert Shaw, Carolyn V. Aver and Frank Slattery, and each one of them, his true and lawful attorney-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of December 1998.

         SIGNATURES                                 TITLE

  /s/  MARK KVAMME             Chairman of the Board and Director
----------------------------
Mark Kvamme

  /s/  ROBERT W. SHAW          Chief Executive Officer (Principal Executive
----------------------------   Officer) and Director
Robert W. Shaw

  /s/  CAROLYN V. AVER         Executive Vice President, Chief Financial
----------------------------   Officer and Secretary (Principal Financial Officer)
Carolyn V. Aver


  /s/  TOBIN COREY             President, Chief Operating Officer and Director
----------------------------
Tobin Corey

  /s/  JOSEPH FIRMAGE          Director, Chief Strategist
----------------------------
Joseph Firmage

   /s/ JAMES DALEY             Director
----------------------------
James Daley

  /s/  ROBERT HOFF             Director
----------------------------
Robert Hoff


  /s/  JOSEPH MARENGI          Director
----------------------------
Joseph Marengi

  /s/  GARY RIESCHEL           Director
----------------------------
Gary Rieschel

  /s/  KLAUS SCHWAB            Director
----------------------------
Klaus Schwab

  /s/  THOMAS SUITER           Director
----------------------------
Thomas Suiter

ITEM 8.      EXHIBITS.
             --------

  Exhibit
  Number     Description
  ------     -----------

   4.1       CKS Group, Inc. 1995 Series B Common Stock Plan.

   4.2       CKS Group, Inc. 1995 Stock Plan.

   4.3       CKS Group, Inc. 1995 Director Option Plan.

   4.4       CKS Group, Inc. 1996 Supplemental Stock Plan.

   4.5       CKS Group, Inc. 1997 Employee Stock Purchase Plan.

   4.6       SiteSpecific, Inc. 1996 Stock Option Plan.

   5.1       Opinion of Counsel as to legality of securities being registered.

  23.1       Consent of Independent Accountants.

  23.2       Consent of Counsel (contained in Exhibit 5.1).

  24.1       Power of Attorney (see page II-4).

-------------------------------------